Exhibit 10.1

VENTURE LOAN AND SECURITY AGREEMENT
Dated as of December 31, 2025
by and among HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation 312 Farmington Avenue Farmington, CT 06032 as a Lender and Collateral Agent
and

KODIAK ROBOTICS, INC.,
a Delaware corporation.
1049 Terra Bella Avenue
Mountain View, CA 94043
as a Co-Borrower
and
KODIAK AI, INC.,
a Delaware corporation
1049 Terra Bella Avenue
Mountain View, CA 94043
as a Co-Borrower and as Borrower Representative

Loan A Commitment Amount: $15,000,000 Loan B Commitment Amount: $7,500,000 Loan C Commitment Amount: $7,500,000	Loan A Commitment Termination Date: December 31, 2025 Loan B Commitment Termination Date: December 31, 2025 Loan C Commitment Termination Date: December 31, 2025

The Lender, Collateral Agent and Co-Borrowers hereby agree as follows:
AGREEMENT
1.    Definitions and Construction.
1.1    Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Account Control Agreement” means an agreement reasonably acceptable to Lender which perfects via control Lender’s and Collateral Agent’s security interest in Co-Borrowers’ deposit accounts and/or securities accounts.
“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of another entity of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.
“Agreement” means this certain Venture Loan and Security Agreement by and among Co-Borrowers, Collateral Agent and Lender dated as of the date on the cover page hereto (as it may from time to time be amended, modified or supplemented in a writing signed by Co-Borrowers, Collateral Agent and Lender).
“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Ares Loan Agreement” means that certain Second Lien Loan and Security Agreement, dated as of April 14, 2025, by and among Ares Agent Services, L.P., as collateral agent and lender representative for the lenders named therein and Lender and its subsidiaries and Kodiak Robotics, Inc., as borrower, as amended, restated, supplemented or otherwise modified from time to time in accordance with the Ares Subordination Agreement.
“Ares Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, by and among the collateral agent and lender representative under the Ares Loan Agreement and the lenders hereunder.
“Borrower Representative” means Borrower Representative as set forth on the cover page of this Agreement.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in Connecticut or California.

“Claim” has the meaning given such term in Section 10.3 of this Agreement.
“Co-Borrower” means, individually, each Co-Borrower as set forth on the cover page of this Agreement and “Co-Borrowers” means, collectively, all such Co-Borrowers, as well as any other entity that may, from time to time, be added as a Co-Borrower to this Agreement. If more than one Person is named herein as Co-Borrower, all obligations, representations and covenants herein and in other Loan Documents to which the Co-Borrower is a party, shall be joint and several unless otherwise explicitly stated herein.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of Connecticut, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Connecticut, the term “Code” shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.
“Collateral” has the meaning given such term in Section 4.1 of this Agreement.
“Collateral Agent” means Horizon, or any successor collateral agent appointed by Lender.
“Commitment Amount” means the Loan A Commitment Amount, the Loan B Commitment Amount, and the Loan C Commitment Amount, as applicable.
“Commitment Fee” has the meaning given such term in Section 2.6(c) of this Agreement.
“Consolidated” means the consolidation of accounts in accordance with GAAP.
“Default” means any Event of Default or any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.
“Default Rate” means the per annum rate of interest equal to five percent (5%) over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.
“Disclosure Schedule” means Exhibit A attached hereto.
“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.
“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing, excluding any debt securities convertible into capital stock of such Person.
“ERISA” has the meaning given to such term in Section 7.12 of this Agreement.
“Event of Default” has the meaning given to such term in Section 8 of this Agreement.
“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of the Co-Borrowers hereunder, (a) taxes imposed on or measured by such recipient’s overall net income (however denominated), and franchise taxes imposed on it (in lieu of income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, or, in the case of Lender, in which its lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Co-Borrower is located and (c) in the case of any foreign assignee of Lender, any withholding tax that is imposed on amounts payable to such foreign Person at the time such foreign Person becomes a party hereto or an assignee of Lender’s rights hereunder.
“Funding Certificate” means a certificate executed by a duly authorized Responsible Officer of Borrower Representative substantially in the form of Exhibit B or such other form as Lender may agree to accept.
“Funding Date” means any date on which a Loan is made to or on account of Co-Borrowers under this Agreement.
“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.
“Good Faith Deposit” has the meaning given such term in Section 2.6(a) of this Agreement.
“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.
“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.
“Horizon” means Horizon Technology Finance Corporation, a Delaware corporation.
“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days or trade payables subject to good faith disputes), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed and (f) all obligations or liabilities of the types specified in clauses (a) through (e) above of others guaranteed by such Person.
“Indemnified Person” has the meaning given such term in Section 10.3 of this Agreement.
“Indemnified Taxes” means (a) taxes, other than Excluded Taxes, imposed with respect to any payment made by or on account of any obligation of any Co-Borrower under this Agreement or any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Intellectual Property” means, with respect to any Person, all of such Person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, domain names, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such Person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Code).
“Internal Revenue Code” has the meaning given such term in Section 5.20 of this Agreement.
“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of any Person, or the extension of any advance, loan, extension of credit or capital contribution to another Person.
“Landlord Agreement” means an agreement substantially in the form provided by Lender to Borrower Representative or such other form as Lender may agree to accept.
“Lender” means the Lender as set forth on the cover page of this Agreement.
“Lender’s Expenses” means all reasonable and documented costs or expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of Lender’s reasonable and documented attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against any Co-Borrower, any Subsidiary or their respective Property.

“Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.
“Loan” means each advance of credit by Lender to Co-Borrowers under this Agreement.
“Loan A” means the advance of credit by Lender to Co-Borrowers under this Agreement in the Loan A Commitment Amount.
“Loan A Commitment Amount” has the meaning set forth on the cover page of this Agreement.
“Loan A Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.
“Loan A Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.
“Loan B” means the advance of credit by Lender to Co-Borrowers under this Agreement in the Loan B Commitment Amount.
“Loan B Commitment Amount” has the meaning set forth on the cover page of this Agreement.
“Loan B Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.
“Loan B Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.
“Loan C” means the advance of credit by Lender to Co-Borrowers under this Agreement in the Loan C Commitment Amount.
“Loan C Commitment Amount” has the meaning set forth on the cover page of this Agreement.
“Loan C Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.
“Loan C Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.
“Loan Documents” means, collectively, this Agreement, the Notes, any Landlord Agreement, any Account Control Agreement and all other documents, instruments and agreements entered into in connection with this Agreement.
“Loan Rate” means, with respect to each Loan, the sum of (a) the per annum rate of interest published in The Wall Street Journal five (5) Business Days prior to the Funding Date of each Loan, or any successor publication thereto, as the “prime rate” then in effect, plus (b) 3.50%; provided that, in the event such “prime rate” of interest is less than 6.50%, such rate shall be deemed to be 6.50% for purposes of calculating the Loan Rate, provided, further, that if the “prime rate”, (a) is no longer reported in The Wall Street Journal, (b) is no longer widely used as a benchmark market rate for new facilities of this type, or (c) becomes permanently unavailable, Lender shall, with Borrower Representative’s consent (such consent not to be unreasonably withheld or delayed) select a successor benchmark rate, which successor rate shall be applied in a manner consistent with market practice and as agreed between Lender and Borrower Representative, or if there is no consistent market practice, such successor rate shall be applied in a manner reasonably agreed by Lender and Borrower Representative. Notwithstanding the foregoing, in no event shall the Loan Rate be less than 10.00%. Each Co-Borrower acknowledges that the “prime rate” is used for reference purposes only as an index and is not necessarily the lowest or the best interest rate charged to any borrower of Lender.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, operations or Properties of Co-Borrowers, (b) the ability of any Co-Borrower to perform its Obligations under the Loan Documents or (c) the Collateral, taken as a whole, or Collateral Agent’s or Lender’s security interest in the Collateral (through no fault of Collateral Agent or Lender).
“Maturity Date” means, with respect to each Loan, January 1, 2030, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.
“Note” means each promissory note executed in connection with a Loan in substantially the form of Exhibit C attached hereto.
“Obligations” means all debt, principal, interest, fees, charges, expenses and attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by any Co-Borrower to Collateral Agent or Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Lender and any Co-Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all Lender’s Expenses; provided, for the avoidance of doubt, that the Obligations shall not include obligations in respect of any Equity Securities (including any warrants) issued to Collateral Agent or any Lender in any capacity.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Officer’s Certificate” means a certificate executed by a Responsible Officer substantially in the form of Exhibit E or such other form as Lender may agree to accept.
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Payment Date” has the meaning given such term in Section 2.2(a) of this Agreement.
“Permitted Indebtedness” means and includes:
(a)    Indebtedness of Co-Borrowers to Lender under the Loan Documents;
(b)    Indebtedness of Co-Borrowers secured by Liens permitted under clause (e) of the definition of Permitted Liens, up to an aggregate principal amount of Twenty Million Dollars ($20,000,000) at any one time;

(c)    Indebtedness arising from the endorsement of instruments in the ordinary course of business;
(d)    Indebtedness of Co-Borrowers existing on the date hereof and set forth on the Disclosure Schedule;
(e)    Subordinated Debt, including, without limitation, the Indebtedness permitted under subsection (o) below, in an amount not to exceed Three Hundred Million ($300,000,000);
(f)    intercompany Indebtedness owed by any Subsidiary to any Co-Borrower or any wholly-owned Subsidiary, as applicable; provided that, if applicable, such Indebtedness is also permitted as a Permitted Investment;
(g)    Indebtedness otherwise constituting a Permitted Investment;
(h)    Indebtedness consisting of the financing of insurance premiums;
(i)    Indebtedness to trade creditors in the ordinary course of business;
(j)    Indebtedness with respect to surety bonds and similar obligations incurred in the ordinary course of business;
(k)    Indebtedness consisting of interest rate, currency or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices;
(l)    (i) unsecured Indebtedness under corporate credit cards and (ii) letter of credit arrangements in an aggregate amount not to exceed One Million Six Hundred Thousand Dollars ($1,600,000) at any time;
(m)    Obligations in respect of cash management services provided in the ordinary course of business, including netting services, overdraft protection, treasury and depositary services;
(n)    Indebtedness incurred pursuant to the Ares Loan Agreement in an aggregate principal amount of up to Eleven Million One Hundred Thousand Eight Hundred Thirty-Seven Dollars and Seventy-Eight cents ($11,100,837.78) plus the amount of any capitalized interest, provided such Indebtedness is subordinated to the Obligations pursuant to a subordination agreement substantially similar to the Ares Subordination Agreement;
(o)    Unsecured Indebtedness of up to Three Hundred Million Dollars ($300,000,000), provided such Indebtedness is subject to a subordination agreement in substantially the form of the Ares Subordination Agreement, with any material changes thereto subject to the Lender’s approval, which shall not be unreasonably withheld or delayed, and such Indebtedness does not permit the payment of interest in cash of more than three percent (3%) per annum;
(p)    if permitted under the Indebtedness permitted under clause (n) above, Indebtedness of Co-Borrowers senior to the Indebtedness hereunder and under the Ares Loan Agreement in an aggregate principal amount not exceeding Twenty Million Dollars ($20,000,000), consisting of a credit facility upon terms and conditions, including subordination provisions, acceptable to Lender in its commercially reasonable discretion;
(q)    other unsecured Indebtedness in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time; and
(r)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under subsections (d) above; provided that the principal amount thereof is not increased (other than by the amount of any accrued and unpaid interest thereon and any premiums or fees paid or payable in connection with the extension, refinancing, modification, amendment or restatement thereof) or the terms thereof are not modified to impose materially more burdensome terms upon any Co-Borrower.
“Permitted Investments” means and includes any of the following Investments as to which Collateral Agent and Lender may obtain a perfected security interest, to the extent required by the Loan Documents:
(a)    Deposits and deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);
(b)    Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than eighteen (18) months from the date of issuance;
(c)    Investments in open market commercial paper rated at least “A2” or “P2” or higher by a national credit rating agency and maturing not more than eighteen (18) months from the creation thereof;
(d)    Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;
(e)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(f)    Investments by any Co-Borrower in any other Co-Borrower or secured guarantor;
(g)    Investments (i) by Subsidiaries that are not a Co-Borrower or a secured guarantor hereunder in or to other Subsidiaries that are not a Co-Borrower or a secured guarantor hereunder, in or to any Co-Borrowers or in or to any secured guarantor; and (ii) by any Co-Borrower in any Subsidiaries that are not a Co-Borrower or a secured guarantor hereunder in an aggregate amount not to exceed Two Hundred Fifty Thousand ($250,000) per fiscal year and subordinated in right to repayment of the Obligations;
(h)    Investments existing on the Closing Date and disclosed in the Disclosure Schedule;

(i)    Investments consisting of deposit accounts and investment accounts;
(j)    Investments permitted by any Co-Borrower’s investment policy, as amended from time to time, and approved by such Co-Borrower’s board of directors; provided that such investment policy has also been approved by Lender in its reasonable discretion;
(k)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, or directors relating to the purchase of Equity Securities of any Co-Borrower pursuant to employee stock purchase plans or agreements;
(l)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers or suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (l) shall not apply to Investments of any Co-Borrower in any other Co-Borrower or any Subsidiary;
(m)    Investments permitted under Section 7.6;
(n)    Investments consisting of interest rate, currency or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices; and
(o)    other Investments aggregating not in excess of Five Hundred Thousand Dollars ($500,000) at any time.
“Permitted Liens” means and includes:
(a)    the Liens created by this Agreement or any other Loan Document;
(b)    Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such appropriate proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material item of Collateral which in the aggregate is material to Co-Borrowers and that Co-Borrowers have adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of any Co-Borrower);
(c)    Liens identified on the Disclosure Schedule;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that such appropriate proceedings could not reasonably be expected to result in the sale the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Co-Borrowers and that Co-Borrowers have adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of any Co-Borrower);

(e)    Liens upon any equipment or other personal property acquired by any Co-Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) capital lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired (and any accessions, improvements or additions thereto or proceeds thereof) and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of any Co-Borrower’s officers, directors or shareholders holding five percent (5%) or more of any Co-Borrower’s Equity Securities;
(f)    Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;
(g)    To the extent made in the ordinary course of business, deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens (or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(h)    Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;
(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;
(j)    Liens in favor of financial institutions arising in connection with deposit or securities accounts held as such financial institutions, provided that such Liens are permitted by Section 7.13 of this Agreement;
(k)    leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of business;
(l)    easements, rights of way, restrictions, encroachments and other minor defects or irregularities in title, in each case that do not and will not interfere in any material respect in the ordinary course of business;
(m)    Intentionally Omitted;
(n)    (i) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business; and (ii) exclusive licenses for the use of Intellectual Property of any Co-Borrower or their Subsidiaries that do not result in a legal transfer of the licensed property but may be exclusive in certain respects, including as to fields of use;
(o)    Liens on cash collateral securing Indebtedness permitted by clause (m) of “Permitted Indebtedness”;

(p)    Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (p) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien (and additions, accessions and improvements thereto and replacements and proceeds thereof) and the principal amount of the indebtedness being extended, renewed or refinanced does not increase (except by the amount of any accrued and unpaid interest thereon and/or fees or premiums incurred in connection with any such extension, renewal or refinancing);
(q)    Subject to subordination provisions or a subordination agreement for the Indebtedness hereunder, acceptable to Lender in its commercially reasonable discretion, Liens securing Indebtedness permitted under clause (p) of Permitted Indebtedness; and
(r)    Liens securing Indebtedness permitted under clause (n) of the definition of “Permitted Indebtedness”, provided such Liens remain subordinated to the Lien of the Lender hereunder.
“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.
“Responsible Officer” has the meaning given such term in Section 6.3 of this Agreement.
“Restricted License” means any license (other than any commercial off-the-shelf licenses or similar agreements that are commercially available to the public and any “shrink wrap” or “click wrap” licenses or open source software) with respect to which any Co-Borrower is the licensee and such license is material to Co-Borrower’s business and that prohibits or otherwise restricts, in a manner enforceable under applicable law, any Co-Borrower from granting a security interest in such Co-Borrower’s interest in such license or any other property subject to such license.
“Rights to Payment” has the meaning given such term in Section 4.1 of this Agreement.
“Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.
“Solvent” has the meaning given such term in Section 5.12 of this Agreement.
“Subordinated Debt” means unsecured Indebtedness incurred by any Co-Borrower or any Subsidiary, the incurrence of which by any Co-Borrower or such Subsidiary is consented to by Lender and which is subordinated to all Indebtedness to Lender pursuant to a subordination agreement, intercreditor agreement, or similar agreement, in form and substance acceptable to Lender in its sole discretion.
“Subsidiary” means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by Co-Borrower directly or indirectly through Subsidiaries.
“Transfer” has the meaning given such term in Section 7.4 of this Agreement.
1.2    Construction. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time (subject, in the case of clauses (b) and (c), to any restrictions on such replacement, amendment, modification or supplement set forth in the Loan Documents). The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless the context requires otherwise, any reference in this Agreement or any other Loan Document to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP (except with respect to unaudited financial statements (i) for non-compliance with FAS 123R and (ii) for the absence of footnotes and subject to year-end audit adjustments); provided, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purposes of this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP) whether or not such operating lease obligations were in effect on such date, notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP. All terms and information set forth on the cover page of this Agreement are incorporated into this Agreement.
2.    Loans; Repayment.
2.1    Commitments.
(a)    The Commitment Amounts. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Co-Borrowers, prior to the Loan A Commitment Termination Date, Loan A, Lender agrees to lend to Co-Borrowers, prior to the Loan B Commitment

Termination Date, Loan B and Lender agrees to lend to Co-Borrowers, prior to the Loan C Commitment Termination Date, Loan C.
(b)    The Loans and the Notes. The obligation of Co-Borrowers to repay the unpaid principal amount of and interest on each Loan shall be evidenced by a Note issued to the Lender.
(c)    Use of Proceeds. The proceeds of each Loan shall be used solely for (i) repayment of existing Indebtedness of Co-Borrowers to the Lender and its subsidiaries, and (ii) working capital or general corporate purposes of Co-Borrowers.
(d)    Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, Lender’s obligation to lend the undisbursed portion of the Commitment Amount to Co-Borrowers hereunder shall terminate on the earlier of (i) at Lender’s sole election, the occurrence of any Default or Event of Default hereunder that has not been waived by Lender, and (ii) with respect to Loan A, the Loan A Commitment Termination Date, with respect to Loan B, the Loan B Commitment Termination Date, and, with respect to Loan C, the Loan C Commitment Termination Date. Notwithstanding the foregoing, Lender’s obligation to lend the undisbursed portion of the Commitment Amount to Co-Borrowers shall terminate if, in Lender’s reasonable discretion, there has been a material adverse change in the general affairs, management, results of operations or financial condition of Co-Borrowers, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Co-Borrowers from the most recent business plan of Co-Borrowers presented to Lender on or before the date of this Agreement.
2.2    Payments.
(a)    Scheduled Payments. Co-Borrowers shall make (i) a payment of accrued and unpaid interest only to Lender on the outstanding principal amount of each Loan on the first thirty (30) Payment Dates specified in the Note applicable to such Loan and (ii) an equal payment of principal plus accrued and unpaid interest to Lender on the outstanding principal amount of each Loan on the next eighteen (18) Payment Dates as set forth in the Note applicable to such Loan (collectively, the “Scheduled Payments"). Co-Borrowers shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued and unpaid interest shall be due and payable in full on the Maturity Date applicable to such Loan.
(b)    Interim Payment. Unless the Funding Date for a Loan is the first day of a calendar month, Co-Borrowers shall pay the per diem interest (accruing at the Loan Rate from the Funding Date through the last day of that month) payable with respect to such Loan on the first Business Day of the next calendar month.
(c)    Payment of Interest. Co-Borrowers shall pay interest on each Loan at a per annum rate of interest equal to the Loan Rate. Interest on a Loan shall be charged commencing on the day that such Loan is made to or on behalf of Co-Borrowers and shall continue to accrue through the date on which such Loan is repaid in full. Changes to the Loan Rate based on changes to the “prime rate” (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1 above) shall be effective on the effective date of any change to the “prime rate” (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1 above) and to the extent of any such change. Interest (including interest at the Default Rate, if applicable) shall be computed on the basis of a 360-day year for the actual number of days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.
(d)    Application of Payments. All payments received by Lender prior to an Event of Default that has not been waived by Lender shall be applied as follows: (i) first, to Lender’s Expenses then due and owing; and (ii) second, ratably, to all Scheduled Payments then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Loan Rate, then to the remaining amounts then due). After an Event of Default that has not been waived by Lender, all payments and application of proceeds shall be made as set forth in Section 9.7.
(e)    Late Payment Fee. Co-Borrowers shall pay to Lender a late payment fee equal to six percent (6%) of any Scheduled Payment not paid when due to such Lender except in the event that the delay of such Scheduled Payment is caused by Lender’s failure.
(f)     Default Rate. Co-Borrowers shall pay interest at a per annum rate equal to the Default Rate on any amounts required to be paid by Co-Borrowers to Collateral Agent or Lender under this Agreement or the other Loan Documents (including Scheduled Payments), payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts which remain unpaid after such amounts are due. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by Lender’s election), Co-Borrowers shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate.
(g)    Final Payment.
(i)    Loan A Final Payment. Co-Borrowers shall pay to Lender a payment in the amount of Six Hundred Thousand Dollars ($600,000) (the “Loan A Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan A, (B) an Event of Default that has not been waived by Lender and demand by Lender of payment in full of Loan A or (C) the Maturity Date, as applicable.
(ii)     Loan B Final Payment. Co-Borrower shall pay to Lender a payment in the amount of Three Hundred Thousand Dollars ($300,000) (the “Loan B Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan B, (B) an Event of Default that has not been waived by Lender and demand by Lender of payment in full of Loan B or (C) the Maturity Date, as applicable.
(iii)    Loan C Final Payment. Co-Borrowers shall pay to Lender a payment in the amount of Three Hundred Thousand Dollars ($300,000) (the “Loan C Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan C, (B) an Event of Default that has not been waived by Lender and demand by Lender of payment in full of Loan C or (C) the Maturity Date, as applicable.

2.3    Prepayments.
(a)    Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default that has not been waived by Lender pursuant to Section 9.1(a) hereof, then Co-Borrowers, in addition to any other amounts which may be due and owing hereunder, shall immediately pay to Lender the amount set forth in Section 2.3(b) below, as if Co-Borrowers had opted to prepay on the date of such acceleration.
(b)    Optional Prepayment. Upon five (5) Business Days’ prior written notice to Lender, Co-Borrowers may, at its option, at any time, prepay all (and not less than all) of the outstanding Loans by simultaneously paying to Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of the Loans; plus (ii) an amount equal to (A) if such Loan is prepaid on or before the date that is twenty-four (24) months from the date of this Agreement, two percent (2%) of the then outstanding principal balance of such Loan, or (B) if such Loan is prepaid on or after the date that is twenty-four (24) months from the date of this Agreement, one percent (1%) of the then outstanding principal balance of such Loan; plus (iii) the outstanding principal balance of such Loan; plus (iv) all other sums, if any, that shall have become due and payable hereunder.
2.4    Other Payment Terms.
(a)    Place and Manner. Co-Borrowers shall make all payments due to Lender in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Co-Borrowers hereunder shall be made, in immediately available funds, not later than 12:00 p.m. Connecticut time, on the date on which such payment is due. Any payment received by Lender after the time set forth in the immediately preceding sentence will be deemed to have been received at the opening of business on the next Business Day, and interest shall accrue through such date. Co-Borrowers shall make such payments to Lender via wire transfer or ACH as instructed by Lender from time to time.
(b)    Date. Whenever any payment is due hereunder on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
(c)    Taxes.
(i)    Unless otherwise required under applicable law, any and all payments made hereunder or under the Notes shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Co-Borrower shall be required to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4(c)) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) such Co-Borrower shall make such deductions and (C)such Co-Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(ii)    Co-Borrowers shall indemnify Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed or asserted directly on Lender by any Governmental Authority on or attributable to amounts payable under this Agreement solely as a result of Lender entering into this Agreement to the extent such taxes are paid by Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Co-Borrowers by Lender shall be conclusive absent manifest error.
(iii)    As soon as practicable after any payment of any Indemnified Taxes or Other Taxes by any Co-Borrower hereunder to a Governmental Authority, such Co-Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
(iv)    If Lender is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Co-Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, Lender shall deliver to such Co-Borrower, as reasonably requested by such Co-Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
(v)    If Lender receives a refund in respect of Indemnified Taxes or Other Taxes paid by any Co-Borrower pursuant to this Section 2.4(c), which in the sole discretion of Lender exercised in good faith is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by such Co-Borrower in connection with such refunded taxes, to such Co-Borrower, net of all out-of-pocket expenses (including any taxes to which Lender has become subject as a result of its receipt of such refund) of Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Co-Borrower, upon the request of the Lender, shall repay to Lender amounts paid over pursuant to the preceding clause (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (v), in no event will Lender be required to pay any amount to any Co-Borrower pursuant to this paragraph (v) the payment of which would place Lender in a less favorable net after-tax position than Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Co-Borrower or any other Person.
2.5    Procedure for Making the Loans.
(a)    Notice. Borrower Representative shall notify Lender of the date on which Co-Borrowers desire Lender to make any Loan at least five (5) Business Days in advance of the desired Funding Date, unless the Lender elects at its sole discretion to allow the Funding Date for a Loan to be made by Lender to be within five (5) Business Days of Borrower Representative’s notice, provided that Loans A, B, and C shall be funded on the date hereof and no prior notice shall be required with respect thereto. Co-Borrowers’ execution and delivery to Lender of one or more Notes in respect of a Loan shall be Co-Borrowers’ agreement to the terms and calculations thereunder with respect to such Loan. Lender’s obligation to make any Loan shall be expressly subject to the satisfaction of the conditions set forth in Section 3.

(b)    Loan Rate Calculation. Prior to each Funding Date for any Loan, Lender shall establish the Loan Rate with respect to such Loan, which shall be conclusive in the absence of a manifest error.
(c)    Disbursement. Lender shall disburse the proceeds of each Loan by wire transfer to the Co-Borrowers at the account specified in the Funding Certificate for such Loan.
2.6    Good Faith Deposit; Legal and Closing Expenses; and Commitment Fee.
(a)    Good Faith Deposit. Co-Borrowers have delivered to Lender a good faith deposit in the amount of Seventy-Five Thousand Dollars ($75,000) (the “Good Faith Deposit”). The Good Faith Deposit paid to Lender will be credited to the Commitment Fee payable to the Lender. If the Funding Date does not occur, Lender shall retain the Good Faith Deposit as compensation for its time, expenses and opportunity cost.
(b)    Legal, Due Diligence and Documentation Expenses. Concurrently with its execution and delivery of this Agreement, Co-Borrowers shall pay to Lender all of Lender’s reasonable and documented legal, due diligence and documentation expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents, which amounts shall be invoiced to Co-Borrowers on the date hereof.
(c)    Commitment Fee. Co-Borrowers shall pay, concurrently with their execution and delivery of this Agreement, a commitment fee to Lender in the amount of Three Hundred Thousand Dollars ($300,000) (the “Commitment Fee”). The Commitment Fee shall be paid by Co-Borrowers as set forth in the Funding Certificate. The Commitment Fee shall be retained by the Lender and be deemed fully earned upon receipt.
3.    Conditions of Loans.
3.1    Conditions Precedent to Closing. At the time of the execution and delivery of this Agreement, Lender shall have received, in form and substance reasonably satisfactory to Lender, all of the following (unless Lender has agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to the making of any Loan and shall be deemed added to Section 3.2):
(a)    Loan Agreement. This Agreement duly executed by Co-Borrowers, Collateral Agent and Lender.
(b)    Common Stock. Shares of common stock of Borrower Representative in number equal to the result of Four Hundred Ninety-nine Thousand Dollars ($499,000) divided by the VWAP of such common stock on the Nasdaq exchange on the date of this Agreement. For purposes of this provision, “VWAP” shall mean the daily volume weighted average price of Borrower Representative’s common stock on the date hereof on the Nasdaq Global Market as reported by Bloomberg L.P.
(c)    Intentionally Omitted.
(d)    Secretary’s Certificate. A certificate of the secretary or assistant secretary of each Co-Borrower, dated as of the date hereof, with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of such Co-Borrower certified by such Co-Borrower as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.
(e)    Good Standing Certificates. A good standing certificate from each Co-Borrower’s state of organization and the state in which such Co-Borrower’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof.
(f)    Certificate of Insurance. Evidence of the insurance coverage required by Section 6.8 of this Agreement.
(g)    Consents. All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.
(h)    Legal Opinion. A legal opinion of Co-Borrower’s counsel, dated as of the date hereof, covering the matters set forth in Exhibit D hereto.
(i)    Account Control Agreements. Account Control Agreements for all of Co-Borrowers’ deposit accounts and securities accounts duly executed by all of the parties thereto (other than any Excluded Accounts).
(j)    Grants of Security Interests in Intellectual Property. Grants of security interests in any of Co-Borrowers’ U.S. federally registered Intellectual Property, in the forms provided by Lender
(k)    Subordination Agreement. Co-Borrowers shall have provided Lender with a Subordination Agreement in substantially the form of the Ares Subordination Agreement with respect to the Indebtedness constituting Permitted Indebtedness under subsection (n) of the definition of “Permitted Indebtedness”, executed by the lenders providing such Indebtedness.
(l)    Fees and Expenses. Payment of all fees and expenses then due hereunder or under any other Loan Document.
(m)    Other Documents. Such other documents and completion of such other matters, as Lender may reasonably deem necessary or appropriate.
3.2    Conditions Precedent to Making Loan A, Loan B, and Loan C. The obligation of Lender to make Loan A, Loan B, and Loan C is further subject to satisfaction of the following conditions as of the applicable Funding Date:
(a)    No Default. No Default or Event of Default shall have occurred and be continuing.
(b)    Landlord Agreements. Co-Borrowers shall have provided Lender with a Landlord Agreement for (i) each leased real property where any Co-Borrower’s books and records and Collateral with a book value in excess of Five Hundred Thousand ($500,000) is located (unless any Co-Borrower is the fee owner thereof) and (ii) each Co-Borrower’s principal place of business.

(c)    Note. Co-Borrowers shall have duly executed and delivered a Note in the amount of Loan A to Lender, a Note in the amount of Loan B to Lender, and a Note in the amount of Loan C to Lender.
(d)    UCC Financing Statements. Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent and Lender pursuant to Section 4. Co-Borrowers authorize Collateral Agent and Lender to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral.
(e)    Funding Certificate. Co-Borrowers shall have duly executed and delivered to Lender a Funding Certificate for such Loans, which shall include a direction to pay off the outstanding obligations of the Co-Borrowers to the Lender and its subsidiaries.
(f)    Representations and Warranties. The representations and warranties made by each Co-Borrower in Section 5 and in the other Loan Documents shall be true and correct in all material respects (except with respect to any representation or warranty that already contains a materiality qualifier, which representation or warranty shall be true and correct in all respects) as of such Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
(g)    Other Documents. Co-Borrowers shall have provided Lender with such other documents and completion of such other matters, as Lender may reasonably deem necessary or appropriate.
3.3    Covenant to Deliver. Co-Borrowers agree (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to Loan, if such Loan is advanced. Co-Borrowers expressly agree that the extension of any Loan prior to the receipt by Lender of any such item (unless expressly waived) shall not constitute a waiver by Lender of Co-Borrowers’ obligation to deliver such item, and any such extension in the absence of a required item shall be in Lender’s sole discretion.
4.    Creation of Security Interest.
4.1    Grant of Security Interests. Co-Borrowers grant to Collateral Agent and Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Co-Borrowers of each of their covenants and duties under each of the Loan Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of Co-Borrowers in the following:
(a)    All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;
(b)    All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Co-Borrowers’ custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and any Co-Borrower’s books relating to any of the foregoing;
(c)    All contract rights and general intangibles (including within the definition of Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;
(d)    All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to any Co-Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by any Co-Borrower (subject, in each case, to the contractual rights of third parties to require funds received by any Co-Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by any Co-Borrower and such Co-Borrower’s books relating to any of the foregoing;
(e)    All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Co-Borrowers’ books relating to the foregoing; and
(f)    To the extent not covered by clauses (a) through (e), all other personal property of the Co-Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.
Notwithstanding the foregoing, the Collateral shall not include (i) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by any Co-Borrower of any Subsidiary formed outside of the United States of America which shares entitle the holder thereof to vote for directors or any other matter, (ii) rights held under a license or other agreement that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law), (iii) any interest of any Co-Borrower as a lessee under an equipment lease subject to subsection (e) of Permitted Liens if such Co-Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which an assignment or Lien would cause a default to occur under such lease; provided, however, that upon the termination of such equipment lease, the property shall immediately become Collateral without any action by any Co-Borrower or Lender, (iv) intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording or a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent that granting of a security interest in such intent-to-use trademarks would be contrary to applicable law, (v) property for which the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral without any action by any Co-Borrower or Lender; and (vi) cash collateral accounts subject to Liens permitted by clause (o) of the definition of Permitted Liens
4.2    After-Acquired Property. If any Co-Borrower shall at any time acquire a commercial tort claim, as defined in the Code, with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000), such Co-Borrower shall promptly notify Collateral Agent and Lender in writing signed by such Co-Borrower of the brief details thereof and grant to Collateral Agent and Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Collateral Agent and Lender.
4.3    Duration of Security Interest. Collateral Agent’s and Lender’s security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations (other than inchoate indemnity obligations), and termination of Lender’s commitment to fund the Loans, whereupon such security interest shall automatically terminate. Collateral Agent and Lender shall promptly, at Co-Borrowers’ sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective the release contemplated by this Section 4.3, including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the Code.
4.4    Location and Possession of Collateral. The Collateral is and shall remain in the possession of Co-Borrowers at their locations listed on the cover page hereof, as set forth in the Disclosure Schedule or as otherwise permitted by Section 7.2. Co-Borrowers shall remain in full possession, enjoyment and control of the Collateral with a value individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000), except (i) only as may be otherwise required by Collateral Agent or Lender for perfection of the security interests therein created hereunder, (ii) movable personal property such as laptop computers, (iii) any inventory that is in the possession of Co-Borrower’s customers in the ordinary course of Co-Borrower’s business, and (iv) any Collateral that is transferred in accordance with Section 7.4 of this Agreement, and so long as no Event of Default that has not been waived by Lender has occurred, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.
4.5    Delivery of Additional Documentation Required. Co-Borrowers shall from time to time execute and deliver to Collateral Agent and Lender, at the request of Collateral Agent or Lender, all financing statements and other documents Collateral Agent or Lender may reasonably request, in form reasonably satisfactory to Collateral Agent and Lender, to perfect and continue Collateral Agent’s and Lender’s perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

4.6    Right to Inspect. Collateral Agent and Lender (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Co-Borrower’s usual business hours, to inspect the books and records of Co-Borrowers and their Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Co-Borrowers’ financial condition or the amount, condition of, or any other matter relating to, the Collateral. Any inspection, discussion, test or appraisal conducted hereunder shall be conducted at the sole cost and expense of Co-Borrowers.
4.7    Intellectual Property. Co-Borrowers shall promptly notify Lender on or before the federal registration or filing by Co-Borrowers of any patent or patent application, or trademark or trademark application, or copyright or copyright application and shall promptly execute and deliver to Lender any grants of security interests in same, in form acceptable to Lender, to file with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.
4.8    Protection of Intellectual Property. Co-Borrowers shall:
(a)    protect, defend and maintain the validity and enforceability of its material Intellectual Property and promptly advise Collateral Agent in writing of material infringements known to any Co-Borrower;
(b)    not allow any Intellectual Property material to Co-Borrowers’ business to be abandoned, forfeited or dedicated to the public without Lender’s written consent unless the abandonment, forfeiture or dedication of such Intellectual Property could not reasonably be expected to have a Material Adverse Effect;
(c)     provide written notice to Collateral Agent within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public); and
(d)    take such commercially reasonable steps as Collateral Agent or Lender reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Agent and Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Collateral Agent and Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s or Lender’s rights and remedies under this Agreement and the other Loan Documents.
4.9    Existing DACAS and SACAs. Co-Borrowers’ agree that any and all deposit account control agreements and securities account control agreements executed by any account institution, the Lender and its affiliates and any Co-Borrower, at any time, including without limitation, in connection with a certain Loan and Security Agreement dated as of September 28, 2022 by and among Co-Borrowers and Lender, remain in full force and effect, unless specifically terminated by Lender, and perfect Lender’s security in such accounts granted in connection with this Agreement.
5.    Representations and Warranties. Except as set forth in the Disclosure Schedule or disclosed to Lender in writing pursuant to the Loan Documents, each Co-Borrower represents and warrants as follows:

5.1    Organization and Qualification. Each Co-Borrower and its Subsidiaries is a corporation duly organized and validly existing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of Property requires that it be so qualified and licensed, except for such states as to which any failure to so qualify would not have a Material Adverse Effect.
5.2    Authority. Each Co-Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Each Co-Borrower and its Subsidiaries have all requisite power and authority to own and operate their Property and to carry on their businesses as now conducted. Each Co-Borrower and their Subsidiaries have obtained all licenses, permits, approvals and other authorizations necessary for the operation of their business except where the failure to obtain such licenses, permits, approvals or other authorizations would not reasonably be expected to have a Material Adverse Effect.
5.3    Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which any Co-Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation, the by-laws, or any other organizational documents of any Co-Borrower or any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority by which any Co-Borrower or any Subsidiary or any of their respective property or assets may be bound or affected, or any material agreement or instrument to which any Co-Borrower is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.
5.4    Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurrence of the Loans, the execution and delivery of the other Loan Documents to which any Co-Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Co-Borrowers. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (a) the valid execution and delivery of any Loan Document to which any Co-Borrower is a party, (b) the performance of any Co-Borrower’s obligations under any Loan Document or (c) the granting of the security interest in the Collateral, except for (i) filings in connection with the perfection of the security interest in any of the Collateral and (ii) any registrations, filings, notices or consents that have been obtained or made. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Co-Borrowers, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.
5.5    No Prior Encumbrances. Each Co-Borrower has good and marketable title to the Collateral that it purports to own, free and clear of Liens except for Permitted Liens. Each Co-Borrower has good title and ownership of, or is licensed under, all of Co-Borrowers’ current Intellectual Property that is material to Co-Borrowers’ business. Each Co-Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers, resellers and/or distributors in the ordinary course of business, (b) over-the-

counter software that is commercially available to the public, “shrink-wrap” and “click-wrap” licenses and open-source software, (c) Intellectual Property licensed to any Co-Borrower, and (d) licenses that do not result in a legal transfer of ownership of the licensed property but that may be exclusive as to territory only as to discrete geographical areas outside of the United States. Each patent which it owns or purports to own and which is material to any Co-Borrower’s business is valid and enforceable to the best of Co-Borrowers’ knowledge, and no part of the Intellectual Property which any Co-Borrower owns or purports to own and which is material to Co-Borrowers’ business has been judged invalid or unenforceable, in whole or in part. None of the Co-Borrowers are a party to, or is bound by, any Restricted License except to the extent maintained in accordance with Section 4.8(d). No Co-Borrower has received any written communications alleging that any Co-Borrower has violated, or, to any Co-Borrower’s knowledge, by conducting its business as proposed, would violate any proprietary rights of any other Person, the violation of which could reasonably be expected to result in a Material Adverse Effect. No Co-Borrower has knowledge of any infringement or violation by it of the intellectual property rights of any third party and knowledge of any violation or infringement by a third party of any of its Intellectual Property, in each case, which could reasonably be expected to have a Material Adverse Effect. Each Co-Borrower owns all Intellectual Property associated with the business of such Co-Borrower and its Subsidiaries which such Co-Borrower purports to own, free and clear of any Liens other than Permitted Liens.
5.6    Security Interest. The provisions of this Agreement create legal and valid security interests in the Collateral in favor of Collateral Agent and Lender, and, assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Collateral Agent and Lender pursuant to this Agreement (a) to the extent such may be perfected by the filing of a UCC-1 financing statement with proper state and/or local authorities, will constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lender’s Liens under this Agreement) and (b) to the extent such may be perfected by the filing of a UCC-1 financing statement with proper state and/or local authorities, are and will continue to be superior and prior to the rights of all other creditors of Co-Borrowers (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lender’s Liens under this Agreement).
5.7    Name; Location of Chief Executive Office, Principal Place of Business and Collateral. Each Co-Borrower has not done business in the last five (5) years under any name other than that specified on the signature page hereof. Each Co-Borrower’s jurisdiction of incorporation, chief executive office, principal place of business, and the place where such Co-Borrower maintains its records concerning the Collateral are presently located in the state and at the address set forth on the cover page of this Agreement. The Collateral is presently located at the address set forth on the cover page hereof or as set forth in the Disclosure Schedule or as otherwise disclosed to Lender pursuant to Section 7.2.
5.8    Litigation. There are no actions or proceedings pending by or against any Co-Borrower or any Subsidiary before any court, arbitral tribunal, regulatory organization, administrative agency or similar body that could reasonably be expected to have a Material Adverse Effect. No Co-Borrower has knowledge of any such actions or proceedings that are pending or threatened in writing.

5.9    Financial Statements. All financial statements relating to Co-Borrowers or their Subsidiaries that have been or may hereafter be delivered by any Co-Borrower to Collateral Agent or Lender present fairly in all material respects Co-Borrower’s Consolidated financial condition as of the date thereof and Co-Borrower’s Consolidated results of operations for the period then ended.
5.10    No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since December 31, 2024.
5.11    Full Disclosure. No representation, warranty or other statement made by any Co-Borrower in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to Collateral Agent or Lender, taken together with all such written certificates and written statements given to Collateral Agent and Lender, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading in any material respect (it being recognized that any projections and estimates relating to future events, although made in good faith, are not to be viewed as facts and the actual results during any period covered by any such projection may differ from projected or estimated results). There is no fact known to any Co-Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement.
5.12    Solvency, Etc. The Co-Borrowers and their Subsidiaries on a consolidated basis are Solvent (as defined below) and, immediately after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, the Co-Borrowers and their Subsidiaries on a consolidated basis will be Solvent. “Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person (on a going-concern basis) is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person (on a going-concern basis) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.
5.13    Subsidiaries. Co-Borrowers have no Subsidiaries, other than another Co-Borrower.
5.14    Capitalization. All issued and outstanding Equity Securities of Co-Borrowers are duly authorized and validly issued, fully paid and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except for such compliance with such laws that would not reasonably be expected to result in a Material Adverse Effect.
5.15    Catastrophic Events; Labor Disputes. No Co-Borrower, any Subsidiary or any of their respective Property is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Co-Borrower or any

Subsidiary is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of any Co-Borrower, jurisdictional disputes or organizing activity occurring or threatened in writing, in each case, which could reasonably be expected to have a Material Adverse Effect.
5.16    No Present Intention to Terminate. To the knowledge of each Co-Borrower, no officer of any Co-Borrower, and no employee of any Co-Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment with such Co-Borrower.

5.17    No Plan Assets. Neither any Co-Borrower nor any Subsidiary is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Co- Borrower or any Subsidiary constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Co-Borrower or any Subsidiary is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Co-Borrower or any Subsidiary are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.
5.18    Sanctions, Etc. No Co-Borrower, any of their Subsidiaries or, to the knowledge of Co-Borrowers, any director, officer, employee, agent or controlled Affiliate of any Co-Borrower or any of its Subsidiaries, is a Person that is (a) the subject or target of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. To the best of each Co-Borrower’s knowledge, as of the date hereof, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of any Co-Borrower, any Subsidiary or of their Affiliates have been derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law.
5.19    Regulatory Compliance. No Co-Borrower is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. No Co-Borrower or any Subsidiary is required to register as an “investment company” or a company controlled by an entity required to register as an “investment company” under the Investment Company Act of 1940. No Co-Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
5.20    Payment of Taxes. All federal and other material tax returns, reports and statements (including any attachments thereto or amendments thereof) of Co-Borrowers and their Subsidiaries filed or required to be filed by any of them have been timely filed (or extensions have been obtained and such extensions have not expired) and all material taxes shown on such tax returns or otherwise due and payable and all material assessments, fees and other governmental charges upon Co-Borrowers, their Subsidiaries and their respective properties, assets, income, businesses and franchises which are due and payable have been paid prior to becoming delinquent, except for the payment of any such taxes, assessments, fees and other governmental charges which are being diligently contested by any Co-Borrower in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required under GAAP. To the knowledge of each Co-Borrower, no tax return of any Co-Borrower or any Subsidiary is currently under an audit or examination, and no Co-Borrower has received written notice of any proposed audit or examination, in each case, where a material amount of tax is at issue. No Co-Borrower is an “S corporation” within the meaning of Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
5.21    Anti-Terrorism Laws. No Co-Borrower will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor or otherwise). Lender hereby notifies Co-Borrowers that pursuant to the requirements of Anti-Terrorism Laws, and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies each Co-Borrower and its principals, which information includes the name and address of each Co-Borrower and its principals and such other information that will allow Lender to identify such party in accordance with Anti-Terrorism Laws.
6.    Affirmative Covenants. Co-Borrowers, until the full and complete payment of the Obligations (other than inchoate indemnity obligations), covenant and agree that:
6.1    Good Standing. Except as permitted by Section 7.6, each Co-Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence and its good standing in its jurisdiction of incorporation, except to the extent that any failure to be in good standing would not reasonably be expected to result in a Material Adverse Effect, and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Co-Borrower shall maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.
6.2    Government Compliance. Each Co-Borrower shall comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.
6.3    Financial Statements, Reports, Certificates. Borrower Representative shall deliver to Lender: (a) at the time of filing of Borrower Representative’s Form 10-K with the SEC after the end of each fiscal year of Borrower Representative, the financial statements of Borrower Representative filed with such Form 10-K and the audited financial statements of the Co-Borrowers; and (b) at the time of filing of Borrower Representative’s Form 10-Q with the SEC after the end of each of the first three fiscal quarters of Borrower Representative, the Consolidated financial statements of Borrower Representative filed with such Form 10-Q; provided, that in each case, such financial statements may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s

Electronic Data Gathering and Retrieval System or on which the Borrower Representative posts such documents, or provides a link thereto on the Borrower Representative’s website on the Internet, (c) as soon as available, but in any event upon the earlier of (A) ninety (90) days after the end of Borrower Representative’s fiscal year, or (B) following approval of the Borrower Representative’s Board of Directors, Borrower Representative’s operating budget and plan for the next fiscal year; (d) as soon as available, but in any event within thirty (30) days after the end of each month, a management prepared Consolidated balance sheet, Consolidated income statement and Consolidated cash flow statement covering Co-Borrower’s operations during such period, and aging of Co-Borrower’s accounts receivable and accounts payable, all certified by a Co-Borrower’s president, chief executive officer, treasurer, chief financial officer or other senior financial officer (each, a “Responsible Officer”), and (e) such other financial information as Lender may reasonably request from time to time. In addition, Co-Borrowers shall deliver to Lender (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Co-Borrowers to all of its security holders in their capacity as such and not in any other capacity and (B) promptly upon written receipt of notice thereof, a report of any material legal actions pending or threatened in writing against any Co-Borrower or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving any Co-Borrower or any Subsidiary is commenced that is reasonably expected to result in damages or costs to any Co-Borrower of Five Hundred Thousand Dollars ($500,000) or more.
6.4    Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3 above, Borrower Representative shall deliver to Lender an Officer’s Certificate signed by a Responsible Officer in the form of, and certifying to the matters set forth in Exhibit E hereto.
6.5    Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default by a Responsible Officer, Borrower Representative shall provide Lender with an Officer’s Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower Representative proposes to take with respect thereto.
6.6    Taxes. Each Co-Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, and will execute and deliver to Collateral Agent and Lender, promptly on demand, appropriate certificates attesting to the payment or deposit thereof; and each Co-Borrower will make, and cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Collateral Agent and Lender with proof satisfactory to Lender indicating that such Co-Borrower and each Subsidiary has made such payments or deposits; provided that a Co-Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Co-Borrowers and that Co-Borrowers have adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of Co-Borrowers). In addition, each Co-Borrower shall not change, and shall not permit any Subsidiary to change, its respective jurisdiction of residence for taxation purposes without the prior written consent of Collateral Agent.

6.7    Use; Maintenance. Each Co-Borrower shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair (normal wear and tear excepted) and shall make all necessary and cost-justified replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Each Co-Borrower shall not permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property that is not Collateral (other than improvements to a Co-Borrower’s leased premises), without the prior written consent of Collateral Agent and Lender. Each Co-Borrower shall not permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Collateral Agent and Lender have any security interest in any residual Co-Borrower’s interest in such equipment under the lease), each Co-Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the material terms of the applicable lease.
6.8    Insurance. Each Co-Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in Co-Borrower’s industry and location. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Collateral Agent and Lender. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent and Lender as an additional loss payee and all liability policies shall show Collateral Agent and Lender as an additional insured and all policies shall provide that the insurer must give Collateral Agent at least thirty (30) days’ notice before canceling its policy. At Collateral Agent’s or Lender’s request, each Co-Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall, at Collateral Agent’s or Lender’s option, be payable to Collateral Agent, for the benefit of Lender, or to Lender on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred that has not been waived by Lender, Co-Borrowers shall have the option of applying the proceeds of any property policy, toward the replacement or repair of destroyed or damaged property; provided that (a) any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent and Lender have been granted a first priority security interest pursuant to the terms of this Agreement and (b) after the occurrence and during the continuation of an Event of Default all net cash proceeds payable under such property policy shall, at the option of Collateral Agent or Lender, be payable to Collateral Agent, for the benefit of Lender, or to Lender on account of the Obligations. If Co-Borrowers fail to obtain insurance as required under Section 6.8 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent, Collateral Agent or Lender may make all or part of such payment or obtain such insurance policies required in Section 6.8, and take any action under the policies Collateral Agent or Lender deems prudent. On or prior to the first Funding Date and prior to each policy renewal, Co-Borrowers shall furnish to Collateral Agent certificates of insurance or other evidence satisfactory to Collateral Agent that insurance complying with all of the above requirements is in effect.
6.9    Further Assurances. At any time and from time to time each Co-Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent or Lender to make effective the purposes of this Agreement, including the continued perfection and priority of Collateral Agent’s Lender’s security interest in the Collateral.

6.10    Subsidiaries. Each Co-Borrower, upon Lender’s or Collateral Agent’s request, shall cause any Subsidiary formed in a jurisdiction within the United States of America to provide Lender and Collateral Agent with a guaranty of the Obligations and a security interest in such Subsidiary’s assets to secure such guaranty.
6.11     Keeping of Books. Each Co-Borrower shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Co-Borrower and its Subsidiaries sufficient to prepare financial statements prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments).
6.12    Post-Closing Undertakings. Within (60) sixty days from the date of this Agreement, Co-Borrowers shall obtain (a) landlord agreements in substantially the form of landlord agreements delivered to Lender for Co-Borrowers’ places of business at (i) 16530 W. Basin St, Odessa, TX, (ii) 3901 Corporate Drive Suite 300, Lancaster, TX and (iii) 1045 -1049 Terra Bella Avenue, Mountain View, CA and (b) a perfected security interest in its motor vehicles which are not subject to a Permitted Lien.
7.    Negative Covenants. Each Co-Borrower, until the full and complete payment of the Obligations (other than inchoate indemnity obligations), covenants and agrees that each Co-Borrower shall not:
7.1    Chief Executive Office. Change its name, jurisdiction of incorporation, executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without fifteen (15) days prior written notice to Collateral Agent.
7.2    Collateral Control. Subject to its rights under Sections 4.4 and 7.4, remove any items of Collateral with an aggregate book value in excess of Five Hundred Thousand Dollars ($500,000) at any time from any Co-Borrower’s facility located at the address set forth on the cover page hereof or as set forth on the Disclosure Schedule, without prior written notice to Lender; provided, however, that the foregoing shall not apply to any (i) moveable items of personal property such as laptop computers, (ii) inventory in the possession of such Co-Borrower’s customers in the ordinary course of business, (iii) Collateral in transit in the ordinary course of business, or (iv) any Collateral that is transferred in accordance with Section 7.4 of this Agreement.
7.3    Liens. Create, incur, allow or suffer, or permit any Subsidiary to create, incur, allow or suffer, any Lien on any of its property, or assign or convey any right to receive income, including the sale of any accounts, in each case, except for Permitted Liens and Transfers permitted by Section 7.4, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that may have priority to Collateral Agent’s and Lender’s Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the benefit of Lender, or Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Co-Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Co-Borrowers’ or any Subsidiary’s Intellectual Property in favor of Collateral Agent or Lender, except (a) as otherwise permitted in Section 7.4 hereof and (b) as permitted in the definition of “Permitted Liens” herein.

7.4    Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of, or permit any Subsidiary to convey, sell, lease or otherwise dispose, of all or any part of the Collateral to any Person (collectively, a “Transfer”), except for: (a) Transfers of inventory in the ordinary course of business; (b) Transfers of worn-out, surplus, unneeded or obsolete equipment made in the ordinary course of business; (c) Permitted Liens and Permitted Investments and payments or distributions expressly permitted by Section 7.5; and (d) other assets of Co-Borrowers or their Subsidiaries that do not in the aggregate exceed Five Hundred Thousand Dollars ($500,000) during any fiscal year.
7.5    Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities, or make repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year, provided, however, that (i) if Borrower Representative, during the period commencing as of the date of this Agreement and continuing until the repayment in full of the Obligations, receives aggregate cash proceeds in an amount not less than One Hundred Million Dollars ($100,000,000) as the result of the sale of Borrower Representative’s Equity Securities and (ii) no Event of Default has occurred that has not been waived by Lender, then, Borrower Representative shall be permitted to pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year; (b) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such on account of such Equity Securities; (c) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (d) set apart any sum for any such purpose; provided, however, (A) any Subsidiary may pay dividends and distributions solely to any Co-Borrower or another wholly-owned Subsidiary of any Co-Borrower, (B) any Co-Borrower may pay dividends payable solely in such Co-Borrower’s capital stock, (C) any Co-Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (D) any Co-Borrower may issue capital stock of such Co-Borrower in connection with the exercise of options and/or warrants, and (E) any Co-Borrower may pay cash in lieu of fractional shares upon exercise or conversion of any option, warrant or other convertible security..
7.6    Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the capital stock or assets of another Person; provided that (a) any Subsidiary may merge into another Subsidiary and (b) any Subsidiary may merge into any Co-Borrower so long as such Co-Borrower is the surviving entity.
7.7    Change in Business or Ownership. Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by Co-Borrowers or such Subsidiary, as applicable, or reasonably related, incidental or complementary thereto or a reasonable extension thereof or have an acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date of this Agreement) of Equity Securities representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of Borrower Representative..

7.8    Transactions With Affiliates; Creation of Subsidiaries. (a) Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Co-Borrowers or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of Co-Borrowers except for (i) transactions permitted pursuant to Section 7.5, Section 7.6 or Section 7.7, (ii) intercompany transactions constituting Permitted Indebtedness, (iii) Indebtedness permitted under clauses (n) and (o) of the definition of “Permitted Indebtedness” and Liens permitted under clause (q) of the definition of “Permitted Liens”, and (iv) any equity or Subordinated Debt financings not otherwise prohibited by this Agreement, or (b) create a Subsidiary without providing at least ten (10) Business Days advance notice thereof to Lender and to the extent required by Section 6.10, if requested by Lender, any such Subsidiary guarantees the Obligations and grants a security interest in its assets to secure such guaranty, in each case on terms reasonably satisfactory to Collateral Agent and Lender.
7.9    Indebtedness Payments. (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than (i) amounts due or permitted to be prepaid under this Agreement, (ii) amounts permitted to be prepaid or repaid under the applicable intercreditor or subordination agreement governing any Subordinated Debt, (iii) prepayment or repayment of Indebtedness constituting Permitted Indebtedness under clauses (a), (b), (f), (l) and/or (m) of the definition of Permitted Indebtedness, (iv) prepayment or repayment of Indebtedness constituting Permitted Indebtedness under clause (p) of the definition of Permitted Indebtedness, to the extent permitted by the applicable intercreditor or subordination agreement with the senior lender of such Indebtedness, (v) prepayment or repayment of Indebtedness constituting Permitted Indebtedness under clause (n) of the definition of Permitted Indebtedness, to the extent permitted by the Ares Subordination Agreement or (vi) capital lease obligations), (b) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof, except as otherwise permitted pursuant to the applicable intercreditor or subordination agreement governing such Indebtedness and to which the Collateral Agent and Lender are a party or (c) repay any notes to officers, directors or shareholders, except, in each case, for (i) the conversion of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof; and (ii) the payment of cash in lieu of fractional shares upon exercise or conversion of any such securities.
7.10    Indebtedness. Create, incur, assume or permit, or permit any Subsidiary to create, incur, or permit to exist, any Indebtedness except Permitted Indebtedness.
7.11    Investments. Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.
7.12    Compliance. (a) Become, or permit any Subsidiary to become, required to register as an “investment company” or a company controlled by a Person required to be registered as an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities, extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (b) become, or permit any Subsidiary to become, subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; or (c) (i) fail, or permit any Subsidiary to fail, to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), or (ii) permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail, or permit any Subsidiary to fail, to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have Material Adverse Effect.
7.13    Maintenance of Accounts. (a) Maintain any deposit account or securities account except (i) accounts with respect to which Collateral Agent has obtained a perfected security interest in such accounts through one or more Account Control Agreements, (ii) accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments, including flexible spending accounts; provided, however that the aggregate amount on deposit in such accounts (other than flexible spending accounts) shall not exceed the amount required to fund one complete payroll cycle of the Co-Borrowers, (iii) fiduciary, trust and other accounts containing solely funds held on behalf of unaffiliated third parties; and (iv) cash collateral accounts subject to Liens permitted by clause (o) of the definition of Permitted Liens (the accounts described in clauses (ii) through (v) are referred to herein as the “Excluded Accounts”) or (b) grant or allow any other Person (other than Collateral Agent or Lender) to perfect a security interest in, or enter into any agreements with any Persons (other than Collateral Agent or Lender) accomplishing perfection via control as to, any of its deposit accounts or securities accounts (other than Excluded Accounts) other than in favor of the collateral agent and lenders providing Co-Borrowers with Indebtedness permitted under clauses (n) and (p) of the definition of “Permitted Indebtedness”.
7.14    Negative Pledge Regarding Intellectual Property. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien of any kind upon any Intellectual Property or Transfer any Intellectual Property, whether now owned or hereafter acquired, other than Permitted Liens and Transfers permitted under Section 7.4.
8.    Events of Default. Any one or more of the following events shall constitute an “Event of Default” by Co-Borrowers under this Agreement:
8.1    Failure to Pay. If Co-Borrowers fail to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (a) any Scheduled Payment on the relevant Payment Date or on the relevant Maturity Date; or (b) any other portion of the Obligations within five (5) days after receipt of written notice from Lender that such payment is due.
8.2    Certain Covenant Defaults. If any Co-Borrower fails to perform any obligation arising under Sections 6.5 or 6.8 or violates any of the covenants contained in Section 7 of this Agreement.
8.3    Other Covenant Defaults. If any Co-Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.14), in any of the other Loan Documents and such Co-Borrower has failed to cure such default within thirty (30) days of the occurrence of such default. During this thirty (30) day period, the failure to cure the default is not an Event of Default.
8.4    Material Adverse Effect. If an event occurs that has a Material Adverse Effect on Co-Borrowers (through no fault of Collateral Agent or Lender).

8.5    Intentionally Omitted.
8.6    Seizure of Assets, Etc. (a) If any material portion of any Co-Borrower’s or any Subsidiary’s assets (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, (b) if any Co-Borrower or any Subsidiary is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (c) if a judgment or other claim becomes a lien or encumbrance (other than a Permitted Lien) upon any material portion of any Co-Borrower’s or any Subsidiary’s assets that is not released within thirty (30) days or (d) if a notice of lien, levy, or assessment is filed of record with respect to any of any Co-Borrower’s or any Subsidiary’s assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after such Co-Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Co-Borrower.
8.7    Service of Process. (a) The service of process upon Collateral Agent or Lender seeking to attach by a trustee or other process any funds of any Co-Borrower on deposit or otherwise held by Collateral Agent or Lender having an aggregate value in excess of Two Hundred Fifty Thousand Dollars ($250,000), (b) the delivery upon Collateral Agent or Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of any Co-Borrower on deposit or otherwise held by Collateral Agent or Lender and having an aggregate value in excess of Two Hundred Fifty Thousand Dollars ($250,000) or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining any Co-Borrower’s deposit accounts or accounts holding securities by any Person (other than Collateral Agent or Lender) seeking to foreclose or attach any such accounts or securities, and in each case, the same are not, within thirty (30) days after the occurrence thereof, discharged, dismissed, rescinded or stayed.
8.8    Default on Indebtedness. One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness in an aggregate amount in excess of One Million Dollars ($1,000,000) of any Co-Borrower or any Subsidiary at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of One Million Dollars ($1,000,000).
8.9    Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier) shall be rendered against any Co-Borrower or any Subsidiary and shall remain unsatisfied and unstayed for a period of ten (10) days or more.
8.10    Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any written warranty, representation, written statement, certification, or report (other than any projections or other forward-looking statements) when made to Collateral Agent or Lender by any Co-Borrower or any officer, employee, or director of any Co-Borrower.
8.11    Intentionally Omitted

8.12    Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or any Co-Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of any Co-Borrower enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity).
8.13    Involuntary Insolvency Proceeding. (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises (i) seeking a decree or order for relief in respect of any Co-Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of any Co-Borrower or any Subsidiary or for any substantial part of its Property or (iii) for the winding-up or liquidation of its affairs, and, in each case, such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or (b) such court shall enter a decree or order granting the relief sought in any such proceeding.
8.14    Voluntary Insolvency Proceeding. If any Co-Borrower or any Subsidiary shall (a) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of any Co-Borrower or any Subsidiary or for any substantial part of its Property, (d) shall make a general assignment for the benefit of creditors, (e) shall fail generally to pay its debts as they become due or (f) take any corporate action in furtherance of any of the foregoing.
9.    Lender’s Rights and Remedies.
9.1    Rights and Remedies. Upon the occurrence of any Default or Event of Default that has not been waived by Lender, Lender shall not have any further obligation to advance money or extend credit to or for the benefit of Co-Borrowers. In addition, upon the occurrence of an Event of Default that has not been waived by Lender Collateral Agent and Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Collateral Agent, on behalf of Lender, or Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Co-Borrowers:
(a)    Acceleration of Obligations. Declare all Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, including (i) any accrued and unpaid interest, (ii) the amounts which would have otherwise come due under Section 2.3(b)(ii) if the Loans had been voluntarily prepaid, (iii) the unpaid principal balance of the Loans and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.13 or 8.14 all Obligations shall become immediately due and payable without any action by Collateral Agent or Lender);
(b)    Protection of Collateral. Make such payments and do such acts as Collateral Agent or Lender considers necessary or reasonable to protect Collateral Agent’s and Lender’s security interest in the Collateral. Each Co-Borrower agrees to assemble the Collateral if Collateral Agent or

Lender so requires and to make the Collateral available to Collateral Agent or Lender as Collateral Agent or Lender may designate. Each Co-Borrower authorizes Collateral Agent, Lender and their designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent’s or Lender’s determination appears or is claimed to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of any Co-Borrower’s owned premises, such Co-Borrower hereby grants Collateral Agent and Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent’s and Lender’s rights or remedies provided herein, at law, in equity, or otherwise;
(c)    Preparation of Collateral for Sale. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent, Lender and their agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, any Co-Borrower’s Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by any Co-Borrower or in which any Co-Borrower now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Collateral Agent’s or Lender’s exercise of its remedies hereunder;
(d)    Sale of Collateral. Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Co-Borrower’s premises) as Collateral Agent or Lender determines are commercially reasonable; and
(e)    Purchase of Collateral. Credit bid and purchase all or any portion of the Collateral at any public sale.
Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Co-Borrowers.
9.2    Set Off Right. Collateral Agent and Lender may set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of any Co-Borrower or any other assets of any Co-Borrower in Collateral Agent’s or Lender’s possession or control.
9.3    Effect of Sale. Upon the occurrence of an Event of Default that has not been waived by Lender, to the extent permitted by law, each Co-Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of any Co-Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Collateral Agent or Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of each Co-Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against each Co-Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through any Co-Borrower, its successors or assigns.
9.4    Power of Attorney in Respect of the Collateral. Each Co-Borrower does hereby irrevocably appoint Collateral Agent, on behalf of Lender (which appointment is coupled with an interest) the true and lawful attorney in fact of such Co-Borrower for the limited purposes, and with full power of substitution and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect or to continue the perfection of Collateral Agent’s and Lender’s security interests in the Collateral. Each Co-Borrower does hereby irrevocably appoint Collateral Agent, on behalf of Lender (which appointment is coupled with an interest) on the occurrence of an Event of Default that has not been waived by Lender, the true and lawful attorney in fact of such Co-Borrower, with full power of substitution and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Collateral Agent o Lender were such Co-Borrower itself; (b) to receive payment of and to endorse the name of such Co-Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Collateral Agent’s or Lender’s possession or under Collateral Agent’s or Lender’s control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Collateral Agent’s or Lender’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of s8uch Co-Borrower or otherwise, which Collateral Agent o Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent and Lender in and to the Collateral; (e) endorse any Co-Borrower’s name on any checks or other forms of payment or security; (f) sign any Co-Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under any Co-Borrower’s insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Collateral Agent or Lender determines reasonable; (i) transfer the Collateral into the name of Collateral Agent Lender or a third party as the Code permits; and (j) to otherwise act with respect thereto as though Collateral Agent or Lender were the outright owner of the Collateral.
9.5    Lender’s Expenses. If any Co-Borrower fails to pay any uncontested (in good faith) amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Collateral Agent or Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as

Collateral Agent or Lender deems prudent. Any amounts paid or deposited by Collateral Agent or Lender shall constitute Lender’s Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Collateral Agent or Lender shall not constitute an agreement by Collateral Agent or Lender to make similar payments in the future or a waiver by Collateral Agent or Lender of any Event of Default under this Agreement. Co-Borrowers shall pay all reasonable fees and expenses, including Lender’s Expenses, incurred by Collateral Agent or Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.
9.6    Remedies Cumulative; Independent Nature of Lender’s Rights. Collateral Agent’s and Lender’s rights and remedies under this Agreement and the Loan Documents shall be cumulative. Collateral Agent and Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No failure on the part of Collateral Agent or Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right. The Obligations of Co-Borrowers to Lender or Collateral Agent may be enforced by Lender or Collateral Agent against Co-Borrowers in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for Collateral Agent or Lender, as applicable, to be joined as an additional party in any proceeding to enforce such Obligations.
9.7    Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent or Lender, at the time of or received by Collateral Agent or Lender after the occurrence of an Event of Default hereunder that has not been waived by Lender) shall be paid to and applied as follows:
(a)    First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent or Lender, including Lender’s Expenses;
(b)    Second, to the payment to Lender of the amount then owing or unpaid on the Loans for any accrued and unpaid interest, the amounts which would have otherwise come due under Section 2.3(b)(ii), if the Loans had been voluntarily prepaid, the principal balance of the Loans, and all other Obligations with respect to the Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon ratably, second, to the amounts which would have otherwise come due under Section 2.3(b)(ii) ratably, if the Loans had been voluntarily prepaid, third, to the principal balance of the Loans ratably, and fourth, to the ratable payment of other amounts then payable to Lender under any of the Loan Documents); and
(c)    Third, to the payment of the surplus, if any, to any Co-Borrower, its successors and assigns or to the Person lawfully entitled to receive the same.
9.8    Reinstatement of Rights. If Collateral Agent or Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Collateral Agent and Lender shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.
10.    Waivers; Indemnification.
10.1    Demand; Protest. To the fullest extent permitted by law, each Co-Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default (except as expressly set forth herein), nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent or Lender on which any Co-Borrower may in any way be liable.
10.2    Lender’s Liability for Collateral. So long as Collateral Agent and Lender comply with their obligations, if any, under the Code, neither Collateral Agent nor Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Collateral Agent’s or Lender’s gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Co-Borrowers.
10.3    Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:
(a)    General Indemnity. Each Co-Borrower agrees upon demand to pay or reimburse Collateral Agent and Lender for all reasonable liabilities, obligations and out-of-pocket expenses, including Lender’s Expenses and reasonable fees and expenses of counsel for Collateral Agent and Lender from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any “work-out” in connection with the Loan Documents. Each Co-Borrower shall indemnify, reimburse and hold Collateral Agent, Lender, and each of their respective successors, assigns, agents, attorneys, officers, directors, equity holders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to any Co-Borrower’s property), or bodily injury to or death of any person (including any agent or employee of any Co-Borrower) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise in connection with the transactions contemplated by this Agreement, the falsity of any representation or warranty of any Co-Borrower or any Co-Borrower’s failure to comply with the terms of this Agreement or any other Loan Document, provided, however, that no Co-Borrower shall indemnify an Indemnified Person for any claim arising as a result of an Indemnified Person’s gross negligence or willful misconduct. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment or product included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by any Co-Borrower, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort or (v) any Claim asserted as to or arising under any Account Control Agreement or any Landlord Agreement; provided, however, no Co-Borrower shall indemnify any Indemnified Person for any liability incurred by such Indemnified Person as a direct and sole result of such Indemnified Person’s gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Collateral Agent’s or Lender’s written demand, Co-Borrowers shall assume and diligently conduct, at their sole cost and expense, the entire defense of Collateral Agent and Lender, each of their members, partners, and each of their respective, agents, employees, directors, officers, equity holders, successors and assigns against any indemnified Claim described in this Section 10.3(a). No Co-Borrower shall settle or compromise any Claim against or involving Collateral Agent or Lender without first obtaining Collateral Agent’s or Lender’s written consent thereto, which consent shall not be unreasonably withheld.
(b)    Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, Each CO-BORROWER AGREES THAT IT SHALL NOT SEEK FROM COLLATERAL AGENT OR LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.
(c)    Survival; Defense. The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8. At the election of any Indemnified Person, each Co-Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s reasonable discretion, at the sole cost and expense of Co-Borrowers. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.
11.    Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Co-Borrowers or to Lender, as the case may be, at their respective addresses set forth below:

If to Co-Borrowers:	Kodiak AI, Inc. Kodiak Robotics, Inc. 1049 Terra Bella Avenue Mountain View, CA 94043 Attention: Legal Department Email: [***]
If to Lender:	Horizon Technology Finance Corporation 312 Farmington Avenue Farmington, CT 06032 Attention: Legal Department Fax: [***] Ph: [***] Email: [***]
The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
12.    General Provisions.
12.1    Successors and Assigns. This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by any Co-Borrower without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Co-Borrowers to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder. Collateral Agent and Lender may disclose the Loan Documents and any other financial or other information relating to Co-Borrowers to any potential participant or assignee of any of the Loans; provided that such participant or assignee agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information and subject to the same confidentiality requirements set forth herein.
12.2    Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
12.3    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
12.4    Entire Agreement; Construction; Amendments and Waivers.
(a)    Entire Agreement. This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement among Co-Borrowers, Collateral Agent and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Each Co-Borrower acknowledges that it is not relying on any representation or agreement made by Collateral Agent, Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

(b)    Construction. This Agreement is the result of negotiations between and has been reviewed by each of Co-Borrowers, Collateral Agent and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Co-Borrowers, Collateral Agent or Lender. Co-Borrowers, Collateral Agent and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Co-Borrowers’, Collateral Agent’s or Lender’s actual intentions.
(c)    Amendments and Waivers. Any and all discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender; provided that no such discharge, waiver or consent affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any and all amendments and modifications of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender and Co-Borrowers; provided that no such amendment or modification affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Co-Borrower in any case shall entitle any Co-Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section 12.4 shall be binding upon Collateral Agent, Lender and on Co-Borrowers.
12.5    Reliance by Lender. All covenants, agreements, representations and warranties made herein by Co-Borrowers shall be deemed to be material to and to have been relied upon by Collateral Agent and Lender, notwithstanding any investigation by Collateral Agent or Lender.
12.6    No Set-Offs by Co-Borrowers. All sums payable by Co-Borrowers pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.
12.7    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signatures delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.
12.8    Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than inchoate indemnity obligations) or Lender’s commitment to fund remains outstanding. The obligations of Co-Borrowers to indemnify Collateral Agent and Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Collateral Agent or Lender have run.
13.    Relationship of Parties. Co-Borrowers and Lender acknowledge, understand and agree that the relationship between Co-Borrowers, on the one hand, and Lender, on the other, is, and at all times shall remain solely that of a borrower and lender. Lender shall not, under any circumstances, be construed to be a partner or a joint venturer of any Co-Borrower or any of its Affiliates; nor shall Lender, under any circumstances, be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Co-Borrower or any of its Affiliates, or to owe any fiduciary duty or any other duty to any Co-Borrower or any of its Affiliates. Neither Collateral Agent nor Lender undertakes or assumes any responsibility or duty to any Co-Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any Co-Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Collateral Agent or Lender or the operations of any Co-Borrower or any of its Affiliates. Each Co-Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Collateral Agent or Lender in connection with such matters is solely for the protection of Collateral Agent and Lender and neither any Co-Borrower nor any Affiliate is entitled to rely thereon.
14.    Confidentiality. All information (other than periodic reports filed by Borrower Representative with the Securities and Exchange Commission) disclosed by any Co-Borrower to Collateral Agent or Lender in writing or through inspection pursuant to this Agreement shall be considered confidential. Collateral Agent and Lender agree to use the same degree of care to safeguard and prevent disclosure of such confidential information as Collateral Agent and Lender use with their own confidential information, but in any event no less than a reasonable degree of care. Neither Collateral Agent nor Lender shall disclose such information to any third party (other than (a) to another party hereto, (b) to Collateral Agent’s or Lender’s members, partners, attorneys, governmental regulators (including any self-regulatory authority) or auditors on a need-to-know basis and subject to customary confidentiality provisions no less restrictive than those set forth herein, (c) to Collateral Agent’s or Lender’s subsidiaries and affiliates, (d) on a confidential basis, to any rating agency, (e) to prospective transferees and purchasers of the Loans or any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Obligations, Co-Borrowers, any Loan Document or any payment thereunder, all subject to the same confidentiality obligation set forth herein, (f) as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in Co-Borrowers and the exercise of Collateral Agent’s or Lender’s rights and the enforcement of its remedies under this Agreement and the other Loan Documents, or (g) in connection with Collateral Agent’s or Lender’s enforcement of the Loan Documents or any rights or remedies thereunder. The obligations of confidentiality shall not apply to any information that (i) was known to the public prior to disclosure by any Co-Borrower under this Agreement, (ii) becomes known to the public through no fault of Collateral Agent or Lender, (iii) is disclosed to Collateral Agent or Lender on a non-confidential basis by a third party that is not known by such Collateral Agent or Lender to be bound by confidentiality obligations in favor of any Co-Borrower or its Subsidiaries, or (iv) is independently developed by Collateral Agent or Lender. Notwithstanding the foregoing, Collateral Agent’s and Lender’s agreement of confidentiality shall not apply if Collateral Agent or Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Collateral Agent’s or Lender’s rights and remedies under this Agreement following an Event of Default, including the enforcement of Collateral Agent’s and Lender’s security interest in the Collateral.
15.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT. EACH OF CO-BORROWERS, COLLATERAL AGENT AND LENDER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT. EACH CO-BORROWER, COLLATERAL AGENT AND LENDER HEREBY WAIVE THEIR

RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
16.    Cross-Guaranty of Co-Borrowers.
16.1    Cross-Guaranty. Each Co-Borrower hereby agrees that such Co-Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Co-Borrower. Each Co-Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 16 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 16 shall be absolute and unconditional, irrespective of, and unaffected by:
(a)    the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Co-Borrower is or may become a party;
(b)    the absence of any action to enforce this Agreement (including this Section 16) or any other Loan Document, or the waiver or consent by Lender with respect to any of the provisions hereof or thereof;
(c)    the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);
(d)    the insolvency of any Co-Borrower or any other Person; or
(e)    any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
Each Co-Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
16.2    Waivers by Co-Borrowers. Each Co-Borrower expressly waives all rights it may have now or in the future under any statute, at common law, at law, in equity or otherwise, to compel Lender to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Co-Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Co-Borrower. Each Co-Borrower and Lender agrees that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 16 and such waivers, Lender would decline to enter into this Agreement.

16.3    Benefit of Guaranty. Each Co-Borrower agrees that the provisions of this Section 16 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Co-Borrower and Lender, the obligations of such other Co-Borrower under the Loan Documents.
16.4    Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 16.7, each Co-Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Co-Borrower acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Co-Borrower’s liability hereunder or the enforceability of this Section 16, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 16.
16.5    Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Co-Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 16. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies (including, without limitation, its right to enter a deficiency judgment against any Co-Borrower or any other Person), whether because of any applicable laws pertaining to “election of remedies” or the like, each Co-Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Co-Borrower might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Co-Borrower shall not impair any other Co-Borrower’s obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether a Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 16, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.
16.6    Limitation. Notwithstanding any provision herein contained to the contrary, each Co-Borrower’s liability under this Section 16 (which liability is in any event in addition to amounts for which such Co-Borrower is primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the lesser of:
(a)    the net amount of all Loans advanced to any other Co-Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Co-Borrower; and

(b)    the amount that could be claimed by Lender from such Co-Borrower under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Co-Borrower’s right of contribution and indemnification from each other Co-Borrower under Section 16.7.
16.7    Contribution with Respect to Guaranty Obligations.
(a)    To the extent that any Co-Borrower shall make a payment under this Section 16 of all or any of the Obligations (other than Loans made to such Co-Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Co-Borrower, exceeds the amount that such Co-Borrower would otherwise have paid if each Co-Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Co-Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each Co-Borrower as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the commitments to lend hereunder, such Co-Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Co-Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)    As of any date of determination, the “Allocable Amount” of any Co-Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Co-Borrower under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(c)    This Section 16.7 is intended only to define the relative rights of each Co-Borrower and nothing set forth in this Section 16.7 is intended to or shall impair the obligations of each Co-Borrower, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this Section 16.7 shall limit the liability of any Co-Borrower to pay the Loans made directly or indirectly to such Co-Borrower and accrued interest, fees and expenses with respect thereto for which such Co-Borrower shall be primarily liable.
(d)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Co-Borrower to which such contribution and indemnification is owing.
(e)    The rights of the indemnifying Co-Borrower against the other Co-Borrower under this Section 16 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the commitments to lend hereunder.
16.8    Liability Cumulative. The liability of each Co-Borrower under this Section 16 is in addition to and shall be cumulative with all liabilities of each Co-Borrower to the Lender under this Agreement and the other Loan Documents to which such Co-Borrower is a party or in respect of any Obligations or obligation of the other Co-Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
[Remainder of page intentionally left blank.]IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
BORROWER REPRESENTATIVE AND CO-BORROWER:
KODIAK AI, INC.

By: /s/ Surajit Datta
Name: Surajit Datta
Title: Chief Financial Officer

CO-BORROWER:
KODIAK ROBOTICS, INC.

By: /s/ Surajit Datta
Name: Surajit Datta
Title: Chief Financial Officer

LENDER and COLLATERAL AGENT:
HORIZON TECHNOLOGY FINANCE CORPORATION

By: /s/ Daniel R. Trolio
Name:    Daniel R. Trolio
Title:    Executive Vice President and Chief Financial Officer

LIST OF EXHIBITS AND SCHEDULES

Exhibit A    Disclosure Schedule
Exhibit B    Funding Certificate
Exhibit C    Form of Note
Exhibit D    Required Legal Opinion Points
Exhibit E    Form of Officer’s Certificate

EXHIBIT C
SECURED PROMISSORY NOTE
[(Loan [A/B/C])]
$____________________    Dated: December __, 2025
FOR VALUE RECEIVED, the undersigned, KODIAK AI, INC., a Delaware corporation, and KODIAK ROBOTICS, INC., a Delaware corporation (collectively, “Borrower”), HEREBY PROMISES TO PAY to HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation (“Lender”) the principal amount of ____________ Dollars ($__________) or such lesser amount as shall equal the outstanding principal balance of Loan [A/B/C] (the “Loan”) made to Borrower by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.
Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first Business Day of the next calendar month. Commencing [February 1], 2026, through and including [July 1], 2028, on the first day of each month (each an “Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan. Commencing on [August 1], 2028, and continuing on the first Business Day of each month thereafter (each a “Principal and Interest Payment Date” and, collectively with each Interest Payment Date, each a “Payment Date”), Borrower shall make to Lender eighteen (18) equal payments of principal in the amount of [______________] plus accrued interest on the then outstanding principal amount due hereunder.
Without duplication with the Loan Agreement, on the earliest to occur of (i) [January 1], 2030, (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall make a payment of [_] and 00/100 Dollars ($[_]) to Lender (the “Final Payment”). If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on [January 1], 2030.
Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.
This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement dated on or about the date hereof (the “Loan Agreement”), by and among Borrower and Horizon Technology Finance Corporation, as a Lender and Collateral Agent. The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.
This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.
To the extent permitted by applicable law, presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.
Borrower shall pay all fees and expenses, including attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.
This Note shall be governed by and construed under the laws of the State of Connecticut. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of Connecticut.
IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.
BORROWER:
KODIAK AI, INC.
By: ____________________________
Name: __________________________
Title: ___________________________

KODIAK ROBOTICS, INC.
By: ____________________________
Name: __________________________
Title: ___________________________